UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 14, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 1.02                      Termination of a Material Definitive Agreement
Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2010, Marc Green resigned as President and Treasurer of Axion International Holdings, Inc. (the “Company”) and its wholly-owned subsidiary Axion International, Inc. (the “Subsidiary”).  The resignation of Mr. Green was not a result of any disagreement with the Company.

As a result of Mr. Green’s resignation, Miles Slater, a current Director of the Company, was appointed as interim President of the Company and the Subsidiary, and Gary Anthony, the current Chief Financial Officer and Secretary of the Company and the Subsidiary, was appointed as Treasurer of the Company and the Subsidiary, effective as of May 14, 2010.

Mr. Slater, age 67, currently serves as a Director of the Company and is a former President and CEO of Salomon Brothers International, Ltd. and also served as a member of Salomon Brothers’ Board of Directors. Mr. Slater began his career in investment banking working at the Federal Open Market Committee Trading Desk and held senior executive and board positions with several Wall Street firms including First Pennco Securities, Blyth Eastman Dillon and Bankers Trust Company. He has also been Chairman of the Advisory Board of the Swiss private bank Julius Baer.  Since his retirement from Salomon Brothers in 1988, Mr. Slater has served on numerous private-company and not-for-profit boards. Mr. Slater holds a degree in Finance from New York University.

Mr. Anthony, age 49, was appointed as the Company’s Chief Financial Officer and Secretary in October 2009.  Since October 2007, Mr. Anthony served as Controller of Xenomics, Inc., a molecular diagnostics company and from October 2008 through June 2009, as Vice President. From November 2004 through October 2007, Mr. Anthony served as the Director of Accounting and Compliance for Palatin Technologies, Inc., a publicly traded pharmaceutical company. Mr. Anthony earned his BS in Accounting from Monmouth College.

In connection with his resignation, the Subsidiary and Mr. Green agreed to terminate his employment agreement.  Mr. Green, however, has agreed to remain an employee of the Subsidiary, as an “at-will” employee.

As compensation for his services as President, the Company has agreed to award Mr. Slater 340,000 three year warrants exercisable at $1.65 per share, of which 100,000 will vest immediately, and 60,000 shares will vest on each of the four (4) consecutive months thereafter.  In addition, following six months, the Company may at its sole discretion award Mr. Slater 160,000 additional warrants exercisable at $1.65 per share.

A copy of the press release, dated May 14, 2010 related to the appointment of Mr. Slater and Mr. Anthony is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release, dated May 14, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2010

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Kerstein
Name: James Kerstein Title: Chief Executive Officer